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                                                                     EXHIBIT 4.5



                        CHESAPEAKE ENERGY CORPORATION
                         6100 North Western Avenue
                       Oklahoma City, Oklahoma  73118



                                October 8, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                       RE:      Unfiled Debt Instruments

Ladies and Gentlemen:

         Chesapeake Energy Corporation (the "Company") is a party to certain long-term debt instruments which authorize borrowings by the Company in amounts that do not exceed 10% of the total assets of the Company and its consolidated subsidiaries. The Company has not filed, and may not file in the future, such debt instruments as exhibits to its reports under the Securities Exchange Act of 1934 or registration statements under the Securities Act of 1933. Pursuant to Item 601(4) (iii) (A) of Regulation S-K, the Company hereby agrees to furnish the Commission a copy of any such unfiled debt instruments upon request.

                                                   Very truly yours,



                                                   Marcus C. Rowland
                                                   Vice President-Finance